Exhibit 99.2 Full Year and Fourth Quarter 2019 Earnings Results Presentation January 15, 2020Exhibit 99.2 Full Year and Fourth Quarter 2019 Earnings Results Presentation January 15, 2020

Results Snapshot EPS Net Revenues Net Earnings 2019 $36.55 billion $21.03 2019 $8.47 billion 2019 4Q $9.96 billion 4Q $1.92 billion 4Q $4.69 1 1 ROTE ROE Impact of Litigation 2019 10.0% 2019 10.6% -$3.16 2019 EPS 8.7% 4Q 4Q 9.2% 2019 ROE / ROTE -1.5pp / -1.6pp Annual Highlights 2 Record FICC financing net revenues #1 in Announced and Completed M&A 2 3,4 Record AUS #1 in Equity and equity-related offerings nd 2 highest Investment Banking net revenues Record Consumer & Wealth Management net revenues 1Results Snapshot EPS Net Revenues Net Earnings 2019 $36.55 billion $21.03 2019 $8.47 billion 2019 4Q $9.96 billion 4Q $1.92 billion 4Q $4.69 1 1 ROTE ROE Impact of Litigation 2019 10.0% 2019 10.6% -$3.16 2019 EPS 8.7% 4Q 4Q 9.2% 2019 ROE / ROTE -1.5pp / -1.6pp Annual Highlights 2 Record FICC financing net revenues #1 in Announced and Completed M&A 2 3,4 Record AUS #1 in Equity and equity-related offerings nd 2 highest Investment Banking net revenues Record Consumer & Wealth Management net revenues 1

Macro Perspectives

Constructive Fundamentals

Accelerating global growth		
GDP Growth: 2020 | 2021	U.S. +2.2% | +2.4%	Global +3.4% | +3.6%
Supportive sentiment and fundamentals		
Strong Consumer Sentiment	Low Global Inflation	Low U.S. Unemployment

Macro Factors

- U.S. – China Trade
- Brexit
- Low Global Rates

Operating Backdrop in 4Q19

Steeper Yield Curve	Accommodative Central Banks	Higher Equity Markets	Muted Corporate Sentiment
U.S. 2-10 Year Spread ~30bps wider	25bps Fed rate cut in October	S&P 500: +9% Stoxx Europe 600: +6%	CEO Economic Outlook Index: -3% QoQ

2020 and 2021 estimated real gross domestic product (GDP) growth per Goldman Sachs Research

2

Financial Overview

Financial Results

$ in millions, except per share amounts	4Q19	vs. 3Q19	vs. 4Q18	2019	vs. 2018
Investment Banking	$ 2,064	12%	-6%	$ 7,599	-7%
Global Markets	3,480	-2%	33%	14,779	2%
Asset Management	3,003	85%	52%	8,965	1%
Consumer & Wealth Management	1,408	7%	8%	5,203	1%
Net revenues	$ 9,955	20%	23%	$ 36,546	-%
Provision for credit losses	336	15%	51%	1,065	58%
Operating expenses	7,298	30%	42%	24,898	6%
Pre-tax earnings	2,321	-4%	-14%	10,583	-15%
Net earnings	1,917	2%	-24%	8,466	-19%
Net earnings to common	$ 1,724	-4%	-26%	$ 7,897	-20%
Diluted EPS	$ 4.69	-2%	-22%	$ 21.03	-17%
ROE[1]	8.7%	-0.3pp	-3.4pp	10.0%	-3.3pp
ROTE[1]	9.2%	-0.3pp	-3.6pp	10.6%	-3.5pp

Full Year Net Revenue Mix by Segment



Consumer & Wealth Management 14%
Investment Banking 21%
Asset Management 25%
(FICC 20%)
(Equities 20%)
Global Markets 40%

FY19 Litigation Impact

Diluted EPS	$ -3.16
ROE	-1.5pp
ROTE	-1.6pp

3

Investment Banking

Financial Results

$ in millions	4Q19	vs. 3Q19	vs. 4Q18	2019	vs. 2018
Financial advisory	$ 855	23%	-29%	$ 3,197	-7%
Equity underwriting	378	3%	23%	1,482	-9%
Debt underwriting	599	14%	37%	2,119	-10%
Underwriting	977	10%	31%	3,601	-10%
Corporate lending	232	-9%	-8%	801	7%
Net revenues	2,064	12%	-6%	7,599	-7%
Provision for credit losses	75	-18%	108%	333	169%

Full Year Worldwide League Table Rankings[2]

- #1 Announced M&A
- #1 Equity & equity-related
- #1 Completed M&A
- #1 Common stock offerings
- #2 High-yield debt

Investment Banking Highlights

- 4Q19 net revenues lower YoY
  - Financial advisory 4Q19 net revenues significantly lower YoY, compared with a strong prior year period, reflecting a significant decrease in industry-wide completed M&A volumes
  - Underwriting 4Q19 net revenues significantly higher YoY, driven by asset-backed activity and an increase in industry-wide equity underwriting transactions
- 2019 net revenues lower YoY compared with a strong 2018, reflecting lower net revenues in Underwriting and Financial advisory
- Overall backlog[3] increased QoQ, reflecting increases in advisory and equity underwriting backlog, and essentially unchanged YoY

Investment Banking Net Revenues ($ in millions)



$2,193
$251
$437
$307
$1,198
$1,746
$128
$482
$262
$874
$1,948
$187
$514
$476
$771
$1,841
$254
$524
$366
$697
$2,064
$232
$599
$378
$855
4Q18
1Q19
2Q19
3Q19
4Q19
Financial advisory
Equity underwriting
Debt underwriting
Corporate lending

4

Global Markets - FICC

Financial Results

$ in millions	4Q19	vs. 3Q19	vs. 4Q18	2019	vs. 2018
FICC intermediation	$ 1,382	5%	83%	$ 6,009	5%
FICC financing	387	6%	17%	1,379	10%
FICC	1,769	5%	63%	7,388	6%
Equities intermediation	979	-9%	9%	4,374	-7%
Equities financing	732	-7%	17%	3,017	9%
Equities	1,711	-8%	12%	7,391	-1%
Net revenues	3,480	-2%	33%	14,779	2%
Provision for credit losses	20	25%	186%	35	-33%

FICC Highlights

- 4Q19 net revenues significantly higher YoY compared with a weak 4Q18
  - FICC intermediation net revenues were significantly higher, reflecting higher net revenues across most major businesses
- 2019 net revenues higher YoY, due to higher net revenues in FICC intermediation and FICC financing
- 4Q19 operating environment generally characterized by improved market conditions compared with 3Q19, while client activity levels were lower

FICC Net Revenues ($ in millions)



$1,087
$330
$757
$2,238
$366
$1,872
$1,702
$262
$1,440
$1,679
$364
$1,315
$1,769
$387
$1,382
4Q18
1Q19
2Q19
3Q19
4Q19
Intermediation
Financing

5

Global Markets - Equities

Financial Results

$ in millions	4Q19	vs. 3Q19	vs. 4Q18	2019	vs. 2018
FICC intermediation	$ 1,382	5%	83%	$ 6,009	5%
FICC financing	387	6%	17%	1,379	10%
FICC	1,769	5%	63%	7,388	6%
Equities intermediation	979	-9%	9%	4,374	-7%
Equities financing	732	-7%	17%	3,017	9%
Equities	1,711	-8%	12%	7,391	-1%
Net revenues	3,480	-2%	33%	14,779	2%
Provision for credit losses	20	25%	186%	35	-33%

Equities Highlights

- 4Q19 net revenues higher YoY
  - Equities financing net revenues were higher, reflecting improved spreads and higher average customer balances
  - Equities intermediation net revenues were higher, driven by cash products
- 2019 net revenues essentially unchanged YoY, as lower net revenues in Equities intermediation were offset by higher net revenues in Equities financing
- 4Q19 operating environment was characterized by generally higher global equity prices and lower levels of volatility compared with 3Q19

Equities Net Revenues ($ in millions)



$1,522
$625
$897
$1,802
$641
$1,161
$2,014
$860
$1,154
$1,864
$784
$1,080
$1,711
$732
$979
4Q18
1Q19
2Q19
3Q19
4Q19
Intermediation
Financing

6

Asset Management

Financial Results

$ in millions	4Q19	vs. 3Q19	vs. 4Q18	2019	vs. 2018
Management and other fees	$ 666	1%	6%	$ 2,600	-%
Incentive fees	45	88%	-33%	130	-66%
Equity investments	1,865	N.M.	96%	4,765	13%
Lending	427	25%	31%	1,470	-10%
Net revenues	3,003	85%	52%	8,965	1%
Provision for credit losses	120	48%	155%	274	71%

Equity Investments Asset Mix[4]

$ in billions	4Q19
Corporate	$ 17
Real estate	5
Total	$ 22

$ in billions	4Q19
Public equity	$ 2
Private equity	20
Total	$ 22

- In addition, the firm's consolidated investment entities[5] have a carrying value of $17 billion, funded with liabilities of approximately $9 billion, substantially all of which were nonrecourse

Asset Management Highlights

- 4Q19 net revenues significantly higher YoY
  - Equity investments net revenues were significantly higher, reflecting net gains in public and private equities
  - Lending net revenues were significantly higher, primarily reflecting higher net gains from investments in debt instruments
  - Management and other fees were higher, reflecting higher average AUS
- 2019 net revenues essentially unchanged YoY, reflecting higher net revenues in Equity investments, offset by significantly lower Incentive fees and lower net revenues in Lending

Asset Management Net Revenues ($ in millions)



$1,974
$327
$951
$67
$629
$1,793
$351
$805
$30
$607
$2,548
$351
$1,499
$31
$667
$1,621
$341
$596
$24
$660
$3,003
$427
$1,865
$45
$666
4Q18
1Q19
2Q19
3Q19
4Q19
Management and other fees
Incentive fees
Equity investments
Lending

7

Consumer & Wealth Management

Financial Results

$ in millions	4Q19	vs. 3Q19	vs. 4Q18	2019	vs. 2018
Management and other fees	$ 967	10%	17%	$ 3,475	6%
Incentive fees	19	-10%	-78%	81	-82%
Private banking and lending	194	-3%	-4%	783	-5%
Wealth management	1,180	7%	6%	4,339	-5%
Consumer banking	228	5%	23%	864	41%
Net revenues	1,408	7%	8%	5,203	1%
Provision for credit losses	121	17%	-8%	423	25%

Consumer & Wealth Management Highlights

- 4Q19 net revenues higher YoY
  - Wealth management net revenues higher YoY, due to higher Management and other fees, reflecting higher average AUS, partially offset by lower Incentive fees
  - Consumer banking net revenues higher YoY, driven by higher net interest income, primarily reflecting an increase in deposit balances
- 2019 net revenues essentially unchanged YoY, as significantly higher net revenues in Consumer banking and record Management and other fees were offset by significantly lower Incentive fees
- Continued to scale our online deposit platform, as consumer deposits increased $24 billion in 2019 to $60 billion[4]

Consumer & Wealth Management Net Revenues ($ in millions)



$1,304
$1,228
$1,249
$1,318
$1,408
$186
$202
$86
$830
$203
$203
$28
$794
$216
$187
$13
$833
$217
$199
$21
$881
$228
$194
$19
$967
4Q18
1Q19
2Q19
3Q19
4Q19
Management and other fees
Incentive fees
Private banking and lending
Consumer banking

8

Firmwide Assets Under Supervision

Firmwide Assets Under Supervision[3,4]

By Segment

$ in billions	4Q19	3Q19	4Q18	vs. 3Q19	vs. 4Q18
Asset Management	$ 1,298	$ 1,232	$ 1,087	5%	19%
Consumer & Wealth Management	561	530	455	6%	23%
Firmwide AUS	**$ 1,859**	$ 1,762	$ 1,542	6%	21%

By Asset Class

$ in billions	4Q19	3Q19	4Q18	vs. 3Q19	vs. 4Q18
Alternative investments	$ 185	$ 182	$ 167	2%	11%
Equity	423	392	301	8%	41%
Fixed income	789	784	677	1%	17%
Long-term AUS	1,397	1,358	1,145	3%	22%
Liquidity products	462	404	397	14%	16%
Firmwide AUS	**$ 1,859**	$ 1,762	$ 1,542	6%	21%

Long-Term AUS Net Flows[3,4,6] ($ in billions)



$3
$20
$17
$69
$2
4Q18
1Q19
2Q19
3Q19
4Q19

Assets Under Supervision Highlights[3,4]

- Firmwide AUS increased $317 billion[6] in 2019 to a record $1.86 trillion, including Asset Management AUS increasing $211 billion[6] and Consumer & Wealth Management increasing $106 billion[6]
  - — Long-term net inflows of $108 billion, primarily in fixed income and equity assets
  - — Liquidity products net inflows of $65 billion
  - — Net market appreciation of $144 billion, primarily in equity and fixed income assets
- Over past five years, total cumulative organic long-term AUS net inflows of ~$195 billion

4Q19 AUS Mix[3,4]



Asset Class
Distribution Channel
Region
Vehicle
10%
Alternative investments
23%
Equity
25%
Liquidity products
42%
Fixed income
30%
Wealth management
33%
Third-party distributed
37%
Institutional
9%
Asia
15%
EMEA
76%
Americas
10%
Private funds and other
32%
Public funds
58%
Separate accounts

9

Net Interest Income and Loans

Net Interest Income by Segment ($ in millions)


$3,767
$4,362
$1,356
$482
$1,607
$322
$1,661
$511
$1,670
$520
$991
$375
$136
$388
$92
$1,008
$425
$124
$316
$143
$1,065
$444
$165
$314
$142
2018
2019
4Q18
3Q19
4Q19
Consumer & Wealth Management
Asset Management
Global Markets
Investment Banking

Loans[4]

$ in billions	4Q19	3Q19	4Q18
Corporate	$ 46	$ 46	$ 42
Commercial real estate	17	16	14
Residential real estate	7	7	8
Real estate	24	23	22
Wealth management	28	26	25
Consumer	5	5	5
Credit cards	2	1	-
Other	5	5	5
Allowance for loan and lease losses	(1)	(1)	(1)
Total Loans	$ 109	$ 105	$ 98

Net Interest Income Highlights

- 2019 net interest income increased $595 million YoY, reflecting growth in loans
- 4Q19 net interest income increased $74 million YoY, reflecting growth in loans

Loan Highlights

- Total loans increased $11 billion, up 11%, during 2019
- Provision for credit losses was $1.07 billion for 2019, 58% higher YoY, primarily reflecting higher impairments (primarily related to corporate loans) and higher provisions related to consumer loans (reflecting growth in credit card loans). The 2019 firmwide net charge-off rate was 0.6%
- Provision for credit losses was $336 million for 4Q19, 51% higher YoY, primarily reflecting higher impairments (primarily related to corporate loans). The 4Q19 annualized firmwide net charge-off rate was 0.7%

10

Expenses

Financial Results

$ in millions	4Q19	vs. 3Q19	vs. 4Q18	2019	vs. 2018
Compensation and benefits	$ 3,046	12%	64%	$ 12,353	-%
Brokerage, clearing, exchange and distribution fees	814	-5%	-2%	3,252	2%
Market development	200	18%	-4%	739	-%
Communications and technology	308	9%	18%	1,167	14%
Depreciation and amortization	464	-2%	23%	1,704	28%
Occupancy	318	26%	48%	1,029	27%
Professional fees	366	5%	15%	1,316	8%
Other expenses	1,782	N.M.	64%	3,338	18%
Total operating expenses	$ 7,298	30%	42%	$ 24,898	6%
Provision for taxes	$ 404	-25%	138%	$ 2,117	5%
Effective Tax Rate				*20.0%*	*3.8pp*

Expense Highlights

- 2019 total operating expenses increased YoY, reflecting:
  - Higher non-compensation expenses, which included:
    - Significantly higher net provisions for litigation and regulatory proceedings ($1.24 billion in 2019 vs. $844 million in 2018)
    - Higher expenses for consolidated investments and technology (primarily reflected in depreciation and amortization, communications and technology, occupancy, and other expenses)
    - Higher expenses related to the firm's credit card and transaction banking activities (primarily reflected in professional fees and other expenses) and expenses related to United Capital
  - Compensation and benefits expenses were essentially unchanged
- 2019 effective income tax rate of 20.0%, up from 16.2% for 2018, as 2018 included a $487 million income tax benefit related to the finalization of the enactment impact of the Tax Cuts and Jobs Act
  - 2020 effective tax rate expected to be ~21%

Efficiency Ratio[3]



64%
68%
2018
2019

Impact of Litigation:	+2.3pp	+3.4pp

11

Capital and Balance Sheet

Capital[3,4]

$ in billions	4Q19	3Q19	4Q18
Common equity tier 1 (CET1) capital	**$ 74.9**	$ 75.7	$ 73.1
Standardized RWAs	**$ 564**	$ 557	$ 548
Standardized CET1 capital ratio	**13.3%**	13.6%	13.3%
Advanced RWAs	**$ 545**	$ 566	$ 558
Advanced CET1 capital ratio	**13.7%**	13.4%[7]	13.1%
Supplementary leverage ratio	**6.2%**	6.2%	6.2%

Selected Balance Sheet Data[4]

$ in billions	4Q19	3Q19	4Q18
Total assets	**$ 993**	$ 1,007	$ 932
Deposits	**190**	183	158
Unsecured long-term borrowings	**207**	217	224
Shareholders' equity	**90**	92	90
Average GCLA	**237**	238	229

Capital and Balance Sheet Highlights

- Advanced CET1 ratio increased YoY, while Standardized CET1 ratio was unchanged
  - — Decrease in Advanced RWAs reflected lower credit RWAs driven by updates to the firm's calculation of loss given default[7]
  - — Increase in Standardized RWAs reflected higher credit RWAs
- Returned $6.88 billion of capital to common shareholders during the year
  - — Paid $1.54 billion in common stock dividends
  - — Repurchased 25.8 million shares of common stock, for a total cost of $5.34 billion[3]
- Maintained highly liquid balance sheet and robust liquidity metrics
  - — Deposits increased $32 billion, reflecting strong growth in Consumer deposits
  - — Continue to expect vanilla debt maturities to outpace issuance in 2020 although to a lesser extent than in 2019

Book Value

In millions, except per share amounts	4Q19	3Q19	4Q18
Basic shares[3]	**361.8**	369.3	380.9
Book value per common share	**$ 218.52**	$ 218.82	$ 207.36
Tangible book value per common share[1]	**$ 205.15**	$ 205.59	$ 196.64

12

Cautionary Note on Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these statements. For information about some of the risks and important factors that could affect the firm’s future results and financial condition and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10- K for the year ended December 31, 2018. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets (GCLA) and the impact of adopting ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments” consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) the firm’s planned 2020 vanilla debt issuance, (ii) the firm’s 2020 effective income tax rate, (iii) estimated GDP growth, (iv) the timing and profitability of business initiatives, (v) the level of future compensation expense as a percentage of operating expenses, (vi) the firm’s investment banking transaction backlog, and (vii) the projected growth of the firm’s deposits and associated interest expense savings are forward-looking statements. Statements regarding the firm’s planned 2020 vanilla debt issuance are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the firm's expected 2020 effective income tax rate are subject to the risk that the firm's 2020 effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the firm's earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate and potential future guidance from the U.S. IRS. Statements regarding estimated GDP growth are subject to the risk that actual GDP growth may differ, possibly materially, due to, among other things, changes in general economic conditions. Statements about the timing and benefits of business initiatives are based on the firm’s current expectations regarding our ability to implement these initiatives and may change, possibly materially, from what is currently expected. Statements about the level of compensation expense, including as a percentage of operating expenses, as the firm's platform business initiatives reach scale are subject to the risks that the compensation costs to operate the firm's businesses, including platform initiatives, may be greater than currently expected. Statements about the firm’s investment banking transaction backlog are subject to the risk that transactions may be modified or not completed at all and associated net revenues may not be realized or may be materially less than those currently expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the projected growth of the firm’s deposits and associated interest expense savings are subject to the risk that the actual growth and savings may differ, possibly materially, due to, among other things, market conditions and competition from other similar products. 13Cautionary Note on Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these statements. For information about some of the risks and important factors that could affect the firm’s future results and financial condition and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10- K for the year ended December 31, 2018. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets (GCLA) and the impact of adopting ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments” consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) the firm’s planned 2020 vanilla debt issuance, (ii) the firm’s 2020 effective income tax rate, (iii) estimated GDP growth, (iv) the timing and profitability of business initiatives, (v) the level of future compensation expense as a percentage of operating expenses, (vi) the firm’s investment banking transaction backlog, and (vii) the projected growth of the firm’s deposits and associated interest expense savings are forward-looking statements. Statements regarding the firm’s planned 2020 vanilla debt issuance are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the firm's expected 2020 effective income tax rate are subject to the risk that the firm's 2020 effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the firm's earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate and potential future guidance from the U.S. IRS. Statements regarding estimated GDP growth are subject to the risk that actual GDP growth may differ, possibly materially, due to, among other things, changes in general economic conditions. Statements about the timing and benefits of business initiatives are based on the firm’s current expectations regarding our ability to implement these initiatives and may change, possibly materially, from what is currently expected. Statements about the level of compensation expense, including as a percentage of operating expenses, as the firm's platform business initiatives reach scale are subject to the risks that the compensation costs to operate the firm's businesses, including platform initiatives, may be greater than currently expected. Statements about the firm’s investment banking transaction backlog are subject to the risk that transactions may be modified or not completed at all and associated net revenues may not be realized or may be materially less than those currently expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the projected growth of the firm’s deposits and associated interest expense savings are subject to the risk that the actual growth and savings may differ, possibly materially, due to, among other things, market conditions and competition from other similar products. 13

Footnotes

1. Return on average common shareholders' equity (ROE) is calculated by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Return on average tangible common shareholders' equity (ROTE) is calculated by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents average and ending equity, and a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

Unaudited, $ in millions	AVERAGE FOR THE THREE MONTHS ENDED DECEMBER 31, 2019	AVERAGE FOR THE YEAR ENDED DECEMBER 31, 2019	AS OF DECEMBER 31, 2019	AS OF SEPTEMBER 30, 2019	AS OF DECEMBER 31, 2018
Total shareholders' equity	$ 90,808	$ 90,297	$ 90,265	$ 92,012	$ 90,185
Preferred stock	(11,203)	(11,203)	(11,203)	(11,203)	(11,203)
Common shareholders' equity	79,605	79,094	79,062	80,809	78,982
Goodwill and identifiable intangible assets	(4,862)	(4,464)	(4,837)	(4,886)	(4,082)
Tangible common shareholders' equity	$ 74,743	$ 74,630	$ 74,225	$ 75,923	$ 74,900

2. Dealogic – January 1, 2019 through December 31, 2019.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2019: (i) investment banking transaction backlog – see "Results of Operations – Investment Banking" (ii) assets under supervision – see "Results of Operations – Investment Management" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Equity Capital Management and Regulatory Capital – Equity Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about risk-based capital ratios and supplementary leverage ratio, see Note 20 "Regulation and Capital Adequacy" in Part I, Item 1 "Financial Statements" in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2019.

4. Represents a preliminary estimate for the fourth quarter of 2019 and may be revised in the firm's Annual Report on Form 10-K for the year ended December 31, 2019.

5. Includes consolidated investment entities reported in "Other assets" in the consolidated balance sheets, substantially all of which related to entities engaged in real estate investment activities. These assets are generally accounted for at historical cost less depreciation.

6. Net inflows in assets under supervision for the year ended December 31, 2019 included $71 billion of total inflows (substantially all in equity and fixed income assets) in connection with the acquisitions of both Standard & Poor's Investment Advisory Services (SPIAS) and United Capital Financial Partners, Inc. (United Capital) in the third quarter of 2019 ($58 billion) and Rocaton Investment Advisors (Rocaton) in the second quarter of 2019 ($13 billion). SPIAS and Rocaton were included in the Asset Management segment and United Capital was included in the Consumer & Wealth Management segment.

7. Beginning in the fourth quarter of 2019, the firm made changes to the calculation of loss given default for certain wholesale exposures. As of September 30, 2019, the estimated impact of these changes would have been an increase in the firm's Advanced common equity tier 1 capital ratio of approximately 1 percentage point.

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